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Exhibit 11.1 - Computation of Per Share Earnings

                                                     Three Months Ended
                                                        September 30,
                                                  -------------------------
                                                     1999           1998
                                                  ----------     ----------
Basic earnings per common share
  Net income for calculating basic earnings
     per common share.........................    $1,180,000     $2,451,000
                                                  ==========     ==========
  Average common shares outstanding...........     5,129,000      5,884,000
                                                  ----------     ----------
  Basic earnings per common share.............    $     0.23     $     0.42
                                                  ==========     ==========
Diluted earnings per common share
  Net income for calculating basic earnings
     per common share.........................    $1,180,000     $2,451,000
                                                  ==========     ==========
  Average common shares outstanding...........     5,129,000      5,884,000
  Add exercise of options and warrants                    --             --
                                                  ----------     ----------
  Diluted common shares outstanding...........     5,129,000      5,884,000
                                                  ==========     ==========
  Diluted earnings per common share...........    $     0.23     $     0.42
                                                  ==========     ==========
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